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                                                          Rule 424(b)(3)
                                                          SEC File No. 333-57677



                        SUPPLEMENT DATED AUGUST 24, 1998 TO
                           PROSPECTUS DATED JULY 24, 1998

                             RURAL CELLULAR CORPORATION

                                 OFFER TO EXCHANGE
               11-3/8% SERIES B SENIOR EXCHANGEABLE PREFERRED STOCK
                            FOR ANY AND ALL OUTSTANDING
                    11-3/8% SENIOR EXCHANGEABLE PREFERRED STOCK



     The Company has extended the Expiration Date for the above referenced Exchange Offer to August 25, 1998, 5 p.m., New York City time.

     Questions regarding the extension should be directed to the Exchange Agent, Norwest Bank Minnesota, N.A., Attention: Reorganization Department at 612-450-4064.